SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


   Filed by the Registrant  |X|
   Filed by a party other than the Registrant  |_|

   Check the appropriate box:
   |_| Preliminary Proxy Statement

   |_| Confidential, for Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))

   |_| Definitive Proxy Statement
   |X| Definitive Additional Materials
   |_| Soliciting Material Pursuant toss.240.14a-12

                               Liquid Audio, Inc.
                (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

   |_| Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                                  LIQUID AUDIO


August 1, 2003

Dear Stockholder:

              WE STILL NEED YOUR VOTE TO APPROVE PROPOSALS 3 AND 4

      On Wednesday, July 30, 2003, at the annual meeting of stockholders of Liquid Audio, Inc. ("Liquid Audio") the stockholders of Liquid Audio voted to approve proposals one, two and five. Liquid Audio adjourned the meeting for purposes of voting on proposals three and four to Wednesday, August 20, 2003 at 10:00 a.m., New York City time. This meeting will take place at the office of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022.

      Proposals three and four are to (i) approve an amendment to Liquid Audio's certificate of incorporation to effect a 1-for-250 reverse stock split of Liquid Audio common stock and, assuming this is approved by stockholders, (ii) approve an amendment to Liquid Audio's certificate of incorporation to effect a forward 35-for-1 stock split of Liquid Audio common stock and reduce the number of authorized shares of Liquid Audio common stock from 50 million to 30 million. These proposals are more fully described in the previously mailed proxy statement dated June 27, 2003.

      These two proposals require the affirmative vote of 66.66% of the outstanding shares of Liquid Audio common stock as of the close of business on the record date of June 16, 2003. Of the shares that voted on proposals three and four, over 90% of the votes have voted in favor of both proposals.

      YOUR VOTE IS IMPORTANT regardless of the number of shares you own. Therefore, on behalf of the Board of Directors, I urge you to please take a moment now and vote FOR proposals 3 and 4 by signing, dating and mailing your proxy card in the enclosed postage paid envelope. Your broker cannot vote your shares for you on these proposals without your written instructions.

      Thank you for your support and assistance.

                                                Very truly yours,



                                                /s/ Melvyn Brunt
                                                Melvyn Brunt
                                                Secretary



==============================================================================
      Please Vote Now by Signing and Returning the Enclosed Proxy Card.
==============================================================================

                                   PROXY CARD
                               LIQUID AUDIO, INC.
                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               LIQUID AUDIO, INC.

      The undersigned stockholder of Liquid Audio, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the 2003 Annual Meeting and the subsequent letter with respect to its adjournment to Wednesday, August 20, 2003, and appoints Seymour Holtzman and James A. Mitarotonda, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the adjournment of the 2003 Annual Meeting of Stockholders of Liquid Audio to be held on Wednesday, August 20, 2003 at 10:00 a.m., Eastern Daylight Time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022-3852, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

   TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND
        DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

      PLEASE INDICATE YOUR VOTE BY PLACING AN "X" IN THE APPROPRIATE BOX IN
                  THE FOLLOWING MANNER USING DARK INK ONLY. |X|

              THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 3 and 4.
                  (Continued and to be signed on reverse side.)

                           /\ FOLD AND DETACH HERE /\

________________________________________________________________________________
                              LIQUID AUDIO, INC.
                                                                Please mark
                                                                your votes
                                                                as indicated |X|

The Board of Directors recommends a vote FOR the following proposals.

3.  To approve the Reverse Stock Split via Amendment One.

                     |_| FOR      |_| AGAINST    |_| ABSTAIN

4. To approve the Forward Stock Split and the decrease in the authorized number of shares via Amendment Two.

                     |_| FOR      |_| AGAINST    |_| ABSTAIN

    To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposals, and for such other matters as may properly come before the meeting as the proxy holders deem advisable.

Signature(s) _________________________     Title (if any) ___________________

Dated _____________, 2003


Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing, if stock is registered in two names, both should sign.

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